SCHEDULE 14A INFORMATION

                 PROXY STATEMENT PURSUANT TO SECTION 14(a)
                  OF THE SECURITIES EXCHANGE ACT OF 1934
                             (Amendment No. )
                                                                       ----
                          Filed by the Registrant                     / X /
                                                                      ----
                                                                       ----
                Filed by a party other than the Registrant            /   /
                                                                      ----
Check the appropriate box:
 ----
/   /     Preliminary Proxy Statement
----
 ----
/   /     Confidential, for Use of the Commission Only (as
----      permitted by Rule 14a-6(e) (2))

 ----
/   /     Definitive Proxy Statement
----
 ----
/ X /     Definitive Additional Materials
----
 ----
/   /     Soliciting Material Pursuant to Sec. 240.14a-11(c) or
----      Sec. 240.14a-12
            PUTNAM CALIFORNIA INVESTMENT GRADE MUNICIPAL TRUST
                     PUTNAM HIGH YIELD MUNICIPAL TRUST
                PUTNAM INTERMEDIATE GOVERNMENT INCOME TRUST
                  PUTNAM INVESTMENT GRADE MUNICIPAL TRUST
                PUTNAM INVESTMENT GRADE MUNICIPAL TRUST II
                PUTNAM INVESTMENT GRADE MUNICIPAL TRUST III
                   PUTNAM MANAGED MUNICIPAL INCOME TRUST
                        PUTNAM MASTER INCOME TRUST
                   PUTNAM MUNICIPAL OPPORTUNITIES TRUST
             PUTNAM NEW YORK INVESTMENT GRADE MUNICIPAL TRUST
             (Name of Registrant as Specified In Its Charter)

                (Name of Person(s) Filing Proxy Statement,
                         if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

 ----
/ X /     No fee required
----
 ----
/   /     Fee computed on table below per Exchange Act Rule 14a
----      6(i)(1) and 0-11

          (1) Title of each class of securities to which transaction applies:

          (2) Aggregate number of securities to which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
          (set forth the amount on which the filing fee is calculated and state how it was determined):

          (4) Proposed maximum aggregate value of transaction:

          (5) Total fee paid:

 ----
/   /     Fee paid previously with preliminary materials.
----

 ----
/   /     Check box if any part of the fee is offset as provided --
---- by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:

          (2) Form, Schedule or Registration Statement No.:

          (3) Filing Party:

          (4) Date Filed:

                                   George Putnam
                                   Chairman of the Trustees
                                   The Putnam Funds
                                   One Post Office Square
                                   Boston, Massachusetts  02109


PUTNAM LOGO

(Date)

Dear Shareholder:

You recently received a proxy statement requesting your vote on important proposals. Our records show that we have not received your completed ballot. Your vote is important. Please cast your ballot. We have included another copy of the proxy ballot and a business reply envelope for your convenience.

Putnam Management and the Trustees believe that these proposals would be in the best interests of shareholders.

In closing, we ask you to consider the proposals carefully. Should you have any questions, please consult your financial advisor or contact a Putnam customer service representative at 1-800-225-1581.

Sincerely,

/s/George Putnam
George Putnam



s:\shared\proxy\working\2ndmail.new